EXHIBIT 10.18

                OAKWOOD HOMES CORPORATION DIRECTOR DEFERRAL PLAN


1.         NAME:

           This plan shall be known as the "Oakwood Homes Corporation Director Deferral Plan" (the "Plan").

2.         PURPOSE AND INTENT:

           Oakwood Homes Corporation (the "Corporation") establishes this Plan effective January 1, 1999 for the purpose of providing the nonemployee members of its Board of Directors with the opportunity to defer payment of all or any portion of the annual retainer fee and/or meetings fees payable during a year in the form of "Stock Units" (as defined herein). It is the intent of the Corporation that amounts deferred under the Plan by a director shall not be taxable to the director for income tax purposes until the time actually received by the director. The provisions of the Plan shall be construed and interpreted to effectuate such intent.

3.         DEFINITIONS:

           For purposes of the Plan, the following terms shall have the following meanings:

           "ACCOUNT" of a Participant means the account established and maintained on the books of the Corporation to record a Participant's interest under the Plan, as adjusted from time to time pursuant to the terms of the Plan.

           "CLAIM" means a claim for benefits under the Plan.

           "CLAIMANT" means a person making a Claim.

           "COMMITTEE" means the committee of individuals who are serving from time to time as the members of the Compensation Committee of the Board of Directors of the Corporation. If not all of the members of the Compensation Committee are "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, then "Committee" means a committee of two (2) or more individuals of the Compensation Committee who are Non-Employee Directors.

           "COMMON STOCK" means the common stock of the Corporation.

           "FAIR MARKET VALUE" with respect to a share of the Corporation's Common Stock at a particular time, shall be that value as determined by the Committee which shall be (i) if such Common Stock is listed on a national securities exchange, on any given date, (A) the average of the highest and lowest market prices of shares of Common Stock, as reported on the consolidated transaction reporting system for such exchange for that date, or if shares of Common Stock were not traded on such date, on the next preceding

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day on which shares of Common Stock were traded, or (B) if the Common Stock is not reported on the consolidated transaction reporting system for such exchange, the mean between the highest price and the lowest price at which the Common Stock shall have been sold regular way on a national securities exchange on said date, or, if no sales occur on said date, then on the next preceding date on which there were such sales of Common Stock; or (ii) if the Common Stock shall not be listed on a national securities exchange, the mean between the average high bid and low asked prices last reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on said date or, if no bid and asked prices are reported on said date, then on the next preceding date on which there were such quotations; or (iii) if at any time quotations for the Common Stock shall not be reported by the National Association of Securities Dealers, Inc. for the over-the-counter market and the Common Stock shall not be listed on any national securities exchange, the fair market value determined by the Committee on the basis of available prices for such Common Stock or in such other manner as the Committee may deem reasonable.

           "FEES" means both (i) the annual retainer fee (the "Annual Retainer Fee") and (ii) any meetings fees (the "Meetings Fees") payable to a Nonemployee Director under the Corporation's compensation policies for directors in effect from time to time.

           "NONEMPLOYEE DIRECTOR" means an individual who is a member of the Board of Directors of the Corporation, but who is not an employee of the Corporation or any of its subsidiaries.

           "PARTICIPANT" means a Nonemployee Director who has elected to participate in the Plan as provided in paragraph 5 below.

           "PLAN ADMINISTRATOR" means such person or entity designated as the "Plan Administrator" for purposes of the Plan by the Committee. If the Committee fails to designate a Plan Administrator, then the Committee shall be the Plan Administrator.

           "PLAN YEAR" means the twelve (12) month period beginning January 1 and ending December 31.

           "STOCK UNIT" means a unit having a value as of a given date equal to the Fair Market Value of one (1) share of Common Stock on such date.

4.         ADMINISTRATION:

           The Plan Administrator shall be responsible for administering the Plan. The Plan Administrator shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Plan Administrator shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Plan Administrator shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Plan Administrator may appoint such agents as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Plan Administrator may deem expedient or appropriate that are not inconsistent with the intent of the Plan. The decision of the Plan Administrator upon all matters within its scope of authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.

5.         OPERATION:

           (a) Eligibility. Each Nonemployee Director shall be eligible to participate in the Plan.

           (b) Elections to Defer. A Nonemployee Director may become a Participant in the Plan by irrevocably electing, on a form provided by the Plan Administrator, to defer all or any portion of the Annual Retainer Fee payable to the Nonemployee Director during such Plan Year and/or the Meetings

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Fees payable to the Nonemployee Director for all meetings occurring during such
Plan Year. In order to be effective, a Nonemployee Director's election to defer must be executed and returned to the Plan Administrator on or before the date specified by the Plan Administrator for such purpose. Such election must normally be made prior to the beginning of the Plan Year to which the election relates. However, the Plan Administrator, in its sole and exclusive discretion, may determine that in certain circumstances an election may be made during a Plan Year if such determination is not inconsistent with the intent of the Plan expressed in paragraph 2 above.

           (c) Establishment of Account. The Corporation shall establish and maintain on its books an Account for each Participant. The Account shall be credited with the amount of Fees deferred by the Participant as of the date the Fees would have otherwise been paid to the Participant. The deferral shall be credited to the Participant's Account in the form of whole and fractional Stock Units that have an aggregate value as of the date of credit equal to the amount deferred.

           (d) Account Adjustments. Each Account shall be credited additional full or fractional Stock Units for cash dividends paid on the Common Stock based on the number of Stock Units in the Stock Account on the applicable dividend record date and calculated based on the Fair Market Value of the Common Stock on the applicable dividend payment date. Each Stock Account shall also be equitably adjusted as determined by the Plan Administrator in the event of any stock dividend, stock split or similar change in the capitalization of the Corporation.

           (e) Payment Options. At the time a Participant first makes an election to defer Fees under the Plan, the Participant shall be given the opportunity to irrevocably elect one of the following payment options: (i) single cash payment or (ii) five (5) annual installments. The election shall be made in writing on a form provided by the Plan Administrator and must be returned to the Plan Administrator before such date as specified by the Plan Administrator. Such election shall be effective with respect to any Fees deferred under the Plan by the Participant, including Fees deferred under the Plan for all subsequent Plan Years. If a Participant fails to duly elect a payment option, the method of payment shall be the single cash payment.

           (f) Single Cash Payment. If a Participant to whom the single cash payment method applies terminates services with the Corporation as a member of the Board of Directors of the Corporation, then the number of Stock Units credited to the Account as of the termination date shall be converted to cash based on the Fair Market Value of the Common Stock on such date, and such cash amount shall be paid in a single cash payment to the Participant (or to the Participant's designated beneficiary in the case of the Participant's death) as soon as administratively practicable following such date.

           (g) Annual Installments. If a Participant to whom the annual installment payment method applies terminates services with the Corporation as a member of the Board of Directors of the Corporation, then the number of Stock Units credited to the Participant's Account as of the termination date shall be converted to cash based on the Fair Market Value of the Common Stock on such date, and such cash amount shall be paid to the Participant five (5) equal annual installments commencing as soon as administratively practicable after such date. Interest shall accrue on the unpaid portion of the Account balance during the payment period at a per annum rate of seven percent (7%) (or such other rate as the Plan Administrator may establish from time to time), and each annual installment shall include any unpaid, accrued interest determined as of such payment date. If a Participant who has selected the annual installments method dies before any or all of the annual installments have been paid, such remaining annual installments shall be paid to the Participant's designated beneficiary.

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           (h) Other Payment Provisions. Subject to the provisions of paragraph
6 below, a Participant shall not be paid any portion of the Participant's Account prior to the Participant's termination of services as a member of the Board of Directors of the Corporation. Any payment hereunder shall be subject to applicable payroll and withholding taxes. Participants shall designate a beneficiary under the Plan on a form furnished by the Plan Administrator, and if a Participant does not have a beneficiary designation in effect, the designated beneficiary shall be the Participant's estate. In the event any amount becomes payable under the provisions of the Plan to a Participant, beneficiary or other person who is a minor or an incompetent, whether or not declared incompetent by a court, such amount may be paid directly to the minor or incompetent person or to such person's fiduciary (or attorney-in-fact in the case of an incompetent) as the Plan Administrator, in its sole discretion, may decide, and the Plan Administrator shall not be liable to any person for any such decision or any payment pursuant thereto.

           (i) Statements of Account. Each Participant shall receive an annual statement of the balance in the Participant's Account.

6.         AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN:

           The Committee shall have the right and power at any time and from time to time to amend the Plan in whole or in part and at any time to terminate the Plan; provided, however, that no such amendment or termination shall reduce the amount actually credited to a Participant's Account under the Plan on the date of such amendment or termination, or further defer the due dates for the payment of such amounts, without the consent of the affected Participant. In connection with any termination of the Plan, the Committee shall have the authority to cause the Accounts of all Participants to be paid in a single cash payment as of a date determined by the Committee or to otherwise accelerate the payment of Accounts in such manner as the Committee shall determine in its discretion.

7.         CLAIMS PROCEDURES:

           (a) General. In the event that a Claimant has a Claim under the Plan, such Claim shall be made by the Claimant's filing a notice thereof with the Plan Administrator within ninety (90) days after such Claimant first has knowledge of such Claim. Each Claimant who has submitted a Claim to the Plan Administrator shall be afforded a reasonable opportunity to state such Claimant's position and to present evidence and other material relevant to the Claim to the Plan Administrator for its consideration in rendering its decision with respect thereto. The Plan Administrator shall render its decision in writing within ninety (90) days after the Claim is referred to it, unless special circumstances require an extension of such time within which to render such decision, in which event such decision shall be rendered no later than one hundred eighty (180) days after the Claim is referred to it. A copy of such written decision shall be furnished to the Claimant.

           (b) Notice of Decision of Plan Administrator. Each Claimant whose Claim has been denied by the Plan Administrator shall be provided written notice thereof, which notice shall set forth:

           (i)       the specific reason(s) for the denial;

           (ii) specific reference to pertinent provision(s) of the Plan upon which such denial is based;

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           (iii)     a description of any additional material or information
                     necessary for the Claimant to perfect such Claim and an explanation of why such material or information is necessary; and

           (iv) an explanation of the procedure hereunder for review of such Claim;

all in a manner calculated to be understood by such Claimant.

           (c) Review of Decision of Plan Administrator. Each such Claimant shall be afforded a reasonable opportunity for a full and fair review of the decision of the Plan Administrator denying the Claim. Such review shall be by the Committee. Such appeal shall be made within ninety (90) days after the Claimant received the written decision of the Plan Administrator and shall be made by the written request of the Claimant or such Claimant's duly authorized representative of the Committee. In the event of appeal, the Claimant or such Claimant's duly authorized representative may review pertinent documents and submit issues and comments in writing to the Committee. The Committee shall review the following:

           (i) the initial proceedings of the Plan Administrator with respect to such Claim;

           (ii) such issues and comments as were submitted in writing by the Claimant or the Claimant's duly authorized representative; and

           (iii) such other material and information as the Committee, in its sole discretion, deems advisable for a full and fair review of the decision of the Plan Administrator.

The Committee may approve, disapprove or modify the decision of the Plan Administrator, in whole or in part, or may take such other action with respect to such appeal as it deems appropriate. The decision of the Committee with respect to such appeal shall be made promptly, and in no event later than sixty
(60) days after receipt of such appeal, unless special circumstances require an extension of such time within which to render such decision, in which event such decision shall be rendered as soon as possible and in no event later than one hundred twenty (120) days following receipt of such appeal. The decision of the Committee shall be in writing and in a manner calculated to be understood by the Claimant and shall include specific reasons for such decision and set forth specific references to the pertinent provisions of the Plan upon which such decision is based. The Claimant shall be furnished a copy of the written decision of the Committee. Such decision shall be final and conclusive upon all persons interested therein, except to the extent otherwise provided by applicable law.

8.         APPLICABLE LAW:

           The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the state of North Carolina.

9.         MISCELLANEOUS:

           A Participant's rights and interests under the Plan may not be assigned or transferred by the Participant. The Plan shall be an unsecured, unfunded arrangement. To the extent the Participant acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater


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than the right of any unsecured general creditor of the Corporation. Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship between the Corporation and any Participant. The Plan shall be binding on the Corporation and any successor in interest of the Corporation.

           IN WITNESS WHEREOF, this instrument has been executed by an authorized officer of the Corporation as of the 18th day of November, 1998.

                                           OAKWOOD HOMES CORPORATION

                                           By:
                                               ------------------------------
                                                 Name:
                                                       ----------------------
                                                 Title:
                                                       ----------------------

                                           "Corporation"



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